UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2011

ASHERXINO CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-10965	93-0962072
(State or jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5847 San Felipe Street, 17th Floor
Houston, TX  -77002
(Address of principal executive offices)

713-413-3345
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Audit Report.

AsherXino Corporation. (“we”, “our” or the “Company”) is making this filing upon review by and  discussion with its independent registered public accountant, Malone Bailey.  The Company has determined that we should restate the number of shares issued for the years ended December 31, 2009 and 2010 . In the course of preparing our 10-K for the year ended December 31, 2010, we reviewed the accounting treatment of various shares transactions and concluded that we should restate our financial statements for the periods set forth below.

As a result, on May15, 2011 our Board of Directors determined that certain financial statements filed by the Company could not be relied upon.

We expect to file an amendment to our Annual Report on Form 10-K for the year ended December 31, 2009 and amendments to our Quarterly Reports on Form 10-Q for the periods ended June 30, 2009 and September 30, 2009 reflecting the restatement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHERXINO CORPORATION.

Date: July 5, 2011	By:	/s/ Bayo Odunuga
Bayo Odunuga